UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2012

Edgen Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35513	38-3860801
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18444 Highland Road

Baton Rouge, LA 70809

(225) 756-9868

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amended and Restated Revolving Credit Facility

On May 2, 2012, in connection with the completion of the initial public offering of Edgen Group Inc. (the “Company”), the Company’s subsidiary, Bourland & Leverich Supply Co. LLC (“B&L Supply”), entered into an amended and restated revolving credit agreement with Regions Bank, RBS Business Capital and Regions Business Capital. The amendment and restatement released B&L Supply’s former parent company, Bourland & Leverich Holdings LLC (“B&L Holdings”), from its obligations under the Credit Agreement.

Credit availability under the amended and restated credit agreement is defined as the lesser of (1) the revolving commitment of $75.0 million or (2) an availability amount based on a percentage of eligible trade accounts receivable and inventories, subject to adjustments and sublimits as defined by the amended and restated credit agreement. The amended and restated credit agreement also contains an unused line commitment fee calculated on a quarterly basis at a rate of 0.5%, 0.625% and 0.75% based on the daily average of an amount equal to (a) the lesser of (i) B&L Supply’s borrowing base or (ii) the total revolving commitments, minus (b) the sum of the outstanding amount of revolving and swingline borrowings and utilized availability for bank guarantees and letters of credit.

The amended and restated credit agreement is secured by a first-priority security interest in all of the working capital assets of B&L Supply, including trade accounts receivable and inventory and contains affirmative, and negative covenants, including a consolidated fixed charge coverage ratio not to be less than a ratio of 1.10 to 1.00, and a limitation of capital expenditures not to exceed $3.0 million during 2012 and thereafter. The amended and restated credit agreement also provides for customary limitations on B&L Supply, including, without limitation, limitations on incurring additional indebtedness, the making of distributions, certain investments, loans and advances, transactions with affiliates, mergers and the sale of assets.

There is no material relationship between the Company, B&L Supply or any of their affiliates and any of the parties to the Credit Agreement, other than in respect of the Credit Agreement. Certain of such parties or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking or trustee services for the Company, B&L Supply and their affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by the full text of the amended and restated credit agreement, a copy of which is attached to this Report as Exhibit 10.1.

Amended and Restated Contingent Junior Subordinated Note

On May 2, 2012, in connection with the completion of the Company’s initial public offering, B&L Supply issued an amended and restated contingent junior subordinated note (the “Note”) in an aggregate principal amount of $39,392,337 to Leverich Enterprises, LLC. The Note amends and restates in its entirety a $50 million principal amount contingent junior subordinated note originally issued by B&L Holdings in connection with its acquisition of substantially all of the assets of Bourland & Leverich Holding Company and its subsidiaries on August 19, 2010 (the “Prior Note”).

In connection with the Company’s initial public offering, B&L Supply (i) assumed all of B&L Holdings’ obligations under the Prior Note (ii) repaid $11 million of principal and interest outstanding under the Prior Note and (iii) issued the Note to Leverich Enterprises, LLC to reflect the assumption and partial repayment of the Prior Note.

The Note is unsecured and bears interest at a rate of 2.18% per annum, compounded annually. Subject to the terms of the agreements governing B&L Supply’s senior debt obligations and applicable law, three-eighths of the base interest due on the Note is payable in cash on April 15 of each year. Upon the first to occur of a change of control or qualified public offering (as each are defined in the Note), the Note will bear contingent interest of 5.82% per annum on the remaining unpaid principal. The Note will become due and payable immediately upon the earlier to occur of a change of control, a qualified public offering or August 19, 2019. If prior to August 19, 2019 there has not occurred a change of control or qualified public offering and B&L generates revenue in excess of $941 million for the most recent twelve calendar months preceding August 19, 2019, the Note will bear contingent interest of 5.82% per annum on the remaining unpaid principal amount.

B&L Supply may prepay the Note at any time subject to paying a prepayment premium equal to the amount of interest that would have accrued on the principal amount of the Note prepaid at a rate equal to 5.82% per annum, compounded annually and calculated from the date of issuance of the Note to the date of prepayment. In addition, upon the first prepayment of the Note to occur following May 2, 2012, B&L Supply is obligated to pay a one-time prepayment premium equal to $1,091,306.52.

The Note contains customary restrictions on B&L Supply, including without limitation, restrictions on B&L Supply’s ability to make certain restricted payments and enter into transactions with affiliates.

There is no material relationship between the Company, B&L Supply or any of their affiliates and any of the parties to the Note, other than in respect of the Note.

The foregoing summary of the Note is not complete and is qualified in its entirety by the full text of the Note, a copy of which is attached to this Report as Exhibit 10.2.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 2, 2012, Samir G. Gibara and Cynthia L. Hostetler have been appointed to the Board of Directors of the Company, thereby joining Daniel J. O’Leary, Nicholas Daraviras, James L. Luikart and Edward J. DiPaolo. Mr. Gibara and Ms. Hostetler will serve on the Company’s Audit Committee and Corporate Governance and Nominating Committee, with Mr. Gibara serving as the chairman of the audit committee. The Company’s directors serve for staggered terms of three years each. Mr. Gibara and Ms. Hostetler will both be “Class II” directors with a term expiring in 2014.

Mr. Gibara, 72, served as Chairman of the Board and Chief Executive Officer of The Goodyear Tire & Rubber Company from 1996 to his retirement in 2002 and remained as non-executive chairman until June 30, 2003. Mr. Gibara is a graduate of Cairo University and holds a M.B.A. from Harvard University. Mr. Gibara also attended the Kellogg Graduate School of Management at Northwestern University. He served on the boards of directors of Goodyear from 1996 until 2003, Dana Corporation from 2004 until 2008 and International Paper Company from 1999 until 2011, where he was a member of its Audit and Compensation Committees. Mr. Gibara served on the Dean’s Board of Advisors at the Harvard Business School from April 2007 until April 2011 and is a member of the Investment Committee of the University of Akron Foundation. The Company believes Mr. Gibara brings extensive business, financial and management expertise to the Company from his background as Chief Executive Officer of Goodyear, as well as from serving as a director with several other large companies.

Ms. Hostetler, 49, has served as an independent trustee of the Artio Global Investment Funds since 2011 and as an independent director of Artio Global Equity Fund Inc. since 2010. From 2001 until 2009 Ms. Hostetler served as the Head of Private Equity and Vice President of Investment Funds at the Overseas Private Investment Corporation. Until 2006, Ms. Hostetler was the President and a member of the Board of Directors of First Manhattan Bancorporation. Ms. Hostetler began her professional career as an attorney in the corporate/banking department of the law firm Simpson Thacher & Bartlett, and received a Bachelor of Arts degree from Southern Methodist University and her law degree from The University of Virginia School of Law. The Company believes Ms. Hostetler brings to the Company a deep understanding of both financial and managerial matters.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 27, 2012, the Company’s amended and restated certificate of incorporation, in the form previously filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-178790), became effective. On April 26, 2012, the Company’s amended and restated bylaws, in the form previously filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-178790), became effective. A description of the Company’s capital stock giving effect to the amendment and restatement of its certificate of incorporation and bylaws has previously been reported by the Company in its prospectus, dated April 27, 2012, filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended. The amended and restated certificate of incorporation and the amended and restated bylaws are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01 Other Events

On May 2, 2012, the Company issued a press release announcing the completion of its initial public offering of 15,000,000 shares of Class A common stock (the “Shares”), for cash consideration of $10.2575 per share (the public offering price less the underwriting discount) to a syndicate of underwriters led by Jefferies & Company, Morgan Stanley & Co. LLC

and Citigroup Global Markets Inc. The other underwriters in the syndicate were Stephens Inc., Tudor, Pickering, Holt & Co. Securities, Inc., BB&T Capital Markets and HSBC Securities (USA) Inc. The Company has granted to the underwriters an option exercisable for 30 days from April 26, 2012 to purchase up to an additional 2,250,000 shares of Class A common stock from the Company for $10.2575 per share (the public offering price less the underwriting discount). A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Edgen Group Inc.

3.2	Amended and Restated Bylaws of Edgen Group Inc.

10.1	Amended and Restated Credit Agreement, dated as of May 2, 2012, among Bourland & Leverich Supply Co. LLC, the Guarantors named therein, Region Bank, RBS Business Capital, Regions Business Capital and the Lenders party thereto.

10.2	Amended and Restated Contingent Junior Subordinated Note, dated as of May 2, 2012, by and among Bourland & Leverich Supply Co. LLC, Leverich Enterprises, LLC and Bourland & Leverich Holdings LLC and Letter Agreement, dated as of August 19, 2010, by and between Bourland & Leverich Holdings LLC and Bourland & Leverich Supply Co., L.C..

99.1	Press Release, dated May 2, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2012	Edgen Group Inc.

	By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Edgen Group Inc.

3.2	Amended and Restated Bylaws of Edgen Group Inc.

10.1	Amended and Restated Credit Agreement, dated as of May 2, 2012, among Bourland & Leverich Supply Co. LLC, the Guarantors named therein, Region Bank, RBS Business Capital, Regions Business Capital and the Lenders party thereto.

10.2	Amended and Restated Contingent Junior Subordinated Note, dated as of May 2, 2012, by and among Bourland & Leverich Supply Co. LLC, Leverich Enterprises, LLC and Bourland & Leverich Holdings LLC and Letter Agreement, dated as of August 19, 2010, by and between Bourland & Leverich Holdings LLC and Bourland & Leverich Supply Co., L.C.

99.1	Press Release, dated May 2, 2012